Exhibit 99.1

PINNACLE LETTERHEAD

Earnings Release

Contact:	Craig Steeneck
973-541-6622

Pinnacle Foods Finance LLC

Reports Fiscal 2010 First Quarter Results

Mountain Lakes, NJ May 13, 2010 - Pinnacle Foods Finance LLC (“Pinnacle” or the “Company”), a leading manufacturer, marketer and distributor of branded, high-quality food products in North America, announced its financial results for the first quarter ended March 28, 2010. Net sales were $656.4 million compared to $427.4 million in last year’s first quarter. This increase was principally due to the acquisition of Birds Eye Foods, Inc. late in 2009. Net earnings were $3.9 million compared to a loss of $2.1 million in the first quarter of last year. Consolidated EBITDA, as defined in our Senior Secured Credit Facility and the Indentures governing our Senior Notes and Senior Subordinated Notes, was $127.5 million in the first quarter of 2010 and was $493.1 million for the last twelve months ended March 28, 2010. Consolidated EBITDA is defined below under “Non-GAAP Financial Matters”.

Pinnacle’s Chief Executive Officer, Robert J. Gamgort said, “We are pleased with our strong start in the first quarter of 2010. We were able to deliver share growth on the majority of our brands while generating strong earnings in an increasingly challenging environment. Integration of Birds Eye is proceeding well and we are beginning to realize acquisition synergies in our results”.

First Quarter 2010

Net sales were $656.4 million in the first quarter of 2010 compared to $427.4 million in last year’s first quarter, an increase of $229.0 million. The acquisition of Birds Eye Foods, Inc. added $243.0 million of net sales. Birds Eye® Steamfresh® vegetables grew significantly compared with the same period a year ago driven by new product volume, promotional increases and strong market share performance. Birds Eye® Voila!® complete bagged meals also showed a significant increase. Aunt Jemima® frozen breakfasts, Van de Kamp’s® and Mrs. Paul’s® frozen seafood, Vlasic® pickles and Duncan Hines® baking mixes and frostings also posted sales increases.

Net sales for the first quarter of 2010 are about flat compared to the same period a year ago on a proforma basis after giving effect to the acquisition of Birds Eye. However, net sales in our retail brand businesses are up 4% and Specialty Foods Division net sales declined 15% in line with the company’s strategic initiative to de-emphasize lower margin foodservice and private label products.

Earnings before interest and taxes (EBIT) were $62.1 million in the first quarter of 2010, or 9.5% of net sales, compared to 8.0% of net sales in the first quarter of 2009. Excluding the impact of the write-up of Birds Eye inventories at the date of acquisition to fair value ($17.3 million), termination benefits ($8.7 million) and integration costs ($2.5 million), EBIT would have been $90.6 million, or 13.8% of net sales. The growth in EBIT and the EBIT margin was principally driven by lower commodity costs, as well as reduced freight and distribution costs and improved mix.

Earnings were also impacted by higher interest expense to fund the Birds Eye acquisition and a lower effective tax rate. This year’s effective tax rate was 43.6%. Last year’s effective tax rate was influenced by the valuation allowance against deferred tax assets which was released in the fourth quarter of 2009.

Overall, net earnings were $3.9 million in the first quarter of 2010, compared to $2.1 million loss in the same period a year ago.

In the first quarter of 2010, net cash provided by operating activities was $102.2 million led by the strong earnings before interest, taxes, depreciation and amortization and seasonal working capital reductions.

During the first quarter of 2010, we paid down $30.1 million of the bank term loans.

Conference Call Information

The company will hold a conference call on Thursday, May 13, 2010 at 2:00 PM (ET) to discuss results for the first quarter ended March 28, 2010.

To access the call, you can dial (866) 793-1307 and reference conference name: Pinnacle Foods Q1 Earnings Call. A replay of the call will be available beginning May 13, 2010 at 5:30 PM (ET) until May 30, 2010 by dialing 1-888-266-2081 and referencing Access Code 550899.

About Pinnacle Foods Finance LLC

Pinnacle Foods Finance LLC is a leading producer, marketer and distributor of high-quality branded food products operating in three segments: the Birds Eye Frozen Division, the Duncan Hines Grocery Division and Specialty Foods Group Division. The Birds Eye Frozen Division consists primarily of Birds Eye® frozen vegetables, Hungry-Man® and Swanson® single-serve frozen dinners and entrées, Birds Eye Voila!® multi-serve frozen dinners and entrées, Van de Kamp’s® and Mrs. Paul’s® frozen seafood , Aunt Jemima® frozen breakfast, Lender’s® bagels, and Celeste® frozen pizza. The Duncan Hines Grocery Division consists primarily of Duncan Hines® baking mixes and frostings, Vlasic® shelf-stable pickles, peppers and relish, Open Pit® barbeque sauces, Comstock® and Wilderness® pie fillings, Mrs. Butterworth’s® and Log Cabin® syrups, Bernstein’s® salad dressing, Armour®, Nalley® and Brooks® canned meat and all Canadian Operations. The Specialty Foods Group Division consist of Tim’s Cascade® and Snyder of Berlin® snack products and our food service and private label businesses.

Forward Looking Statements

This release may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.” The words “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management’s current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, including the recent deterioration of the credit and capital markets, industry trends, our substantial leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, the successful integration and achievement of estimated future cost savings related to the Birds Eye Foods acquisition, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, and the other risks and uncertainties detailed in our Annual Report on Form 10-K for the fiscal year ended December 27, 2009 and subsequent reports filed with the Securities and Exchange Commission. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We assume no obligation to update the information contained in the presentation.

Non-GAAP Financial Matters

Pinnacle believes that the presentation of Consolidated EBITDA provides investors with useful information, as it is important in measuring covenant compliance with the financial covenants and determining our ability to engage in certain transactions in compliance with our debt facilities and it is a metric used internally by our Board of Directors and senior management.

Consolidated EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. You should not consider Consolidated EBITDA as an alternative to operating or net earnings, determined in accordance with GAAP, as an indicator of Pinnacle’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

Consolidated EBITDA is defined as earnings (loss) before interest expense, taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude non-cash items, non-recurring items and other adjustment items permitted in calculating covenant compliance under the Senior Secured Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes.

EBITDA and Consolidated EBITDA do not represent net earnings or (loss) or cash flow from operations as those terms are defined by Generally Accepted Accounting Principles (“GAAP”) and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. In particular, the definitions of Consolidated EBITDA in the Senior Secured Credit Facility and the indentures allow us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net loss or earnings. However, these are expenses that may recur, vary greatly and are difficult to predict. While EBITDA and Consolidated EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Our ability to comply with the financial covenants and engage in certain transactions in compliance with our debt agreements in future periods will depend on events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants in the future could result in a default under, or an inability to undertake certain activities in compliance with, the Senior Secured Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes, at which time the lenders could elect to declare all amounts outstanding under the Senior Secured Credit Facility to be immediately due and payable. Any such acceleration would also result in a default under the indentures governing the Senior Notes and Senior Subordinated Notes.

The following table provides a reconciliation from our net earnings (loss) to EBITDA and Consolidated EBITDA for the three months ended March 28, 2010 and March 29, 2009 and the year ended December 27, 2009. The terms and related calculations are defined in the Senior Secured Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes.

	Three Months Ended March 28, 2010	Three Months Ended March 29, 2009	Year Ended December 27, 2009
Net earnings (loss)	3,930	$(2,100)	$302,603
Interest expense, net	55,124	29,606	121,078
Income tax expense (benefit)	3,040	6,818	(277,723)
Depreciation and amortization expense	19,879	14,587	65,468

EBITDA (unaudited)	$81,973	$48,911	$211,426

Acquired EBITDA - Birds Eye Acquisition (1)	—	34,841	142,268
Non-cash items (a)	17,519	924	4,738
Non-recurring items (b)	13,454	512	29,835
Other adjustment items (c)	3,905	9,833	26,673
Net cost savings projected to be realized as a result of initiatives taken (d)	10,610	11,474	57,188

Consolidated EBITDA (unaudited)	$127,461	$106,495	$472,128

Last twelve months Consolidated EBITDA (unaudited)	$493,094

(1)	In accordance with our Senior Secured Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes, we have included an adjustment for the Acquired EBITDA for Birds Eye for the period prior to its acquisition, calculated consistent with the definition of Consolidated EBITDA.

(a)	Non-cash items are comprised of the following:

	Three Months Ended March 28, 2010	Three Months Ended March 29, 2009	Year Ended December 27, 2009
Non-cash equity-related compensation charges	$205	$227	$3,190
Unrealized mark-to-market losses or (gains) resulting from hedging activities	(10)	697	(277)
Impairment charges or asset write-offs	—	—	1,300
Effects of adjustments related to the application of purchase accounting - the write-up to fair market value of inventories acquired as a result of the Birds Eye Acquisition	17,324	—	525

Total non-cash items	$17,519	$924	$4,738

(b)	Non-recurring items are comprised of the following:

	Three Months Ended March 28, 2010	Three Months Ended March 29, 2009	Year Ended December 27, 2009
Expenses in connection with an acquisition or other non-recurring merger costs	$232	$218	$25,238
Restructuring charges, integration costs and other business optimization expenses	12,274	259	986
Employee severance and recruiting	948	35	3,611

Total non-recurring items	$13,454	$512	$29,835

(c)	Other adjustment items are comprised of the following:

	Three Months Ended March 28, 2010	Three Months Ended March 29, 2009	Year Ended December 27, 2009
Management, monitoring, consulting and advisory fees paid to Blackstone	$1,180	$644	$2,540
Variable product contribution principally from the Birds Eye Steamfresh complete bagged meals no longer being offered	2,725	9,189	24,133

Total other adjustments	$3,905	$9,833	$26,673

(d)	Net cost savings projected to be realized as a result of initiatives taken:

	Three Months Ended March 28, 2010	Three Months Ended March 29, 2009	Year Ended December 27, 2009
Productivity initiatives in our manufacturing facilities, freight and distribution systems and purchasing programs	$50	$224	$12,188
Estimated net cost savings associated with the Birds Eye Acquisition (“synergies”) (1)	10,560	11,250	45,000

Total net cost savings projected to be realized as a result of initiatives taken	$10,610	$11,474	$57,188

(1)	Represents the estimated reduction in operating costs that we anticipate will result from the combination of Pinnacle and Birds Eye as a result of eliminating duplicate overhead functions and overlapping operating expenses, leveraging supplier relationships and combined purchasing power to obtain procurement savings or raw materials and packaging, and optimizing and rationalizing overlapping frozen warehouse and distribution networks less what has been realized in the first quarter.

PINNACLE FOODS FINANCE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(thousands of dollars)

	Three months ended
	March 28, 2010	March 29, 2009
Net sales	$656,436	$427,408
Cost of products sold	500,706	339,993

Gross profit	155,730	87,415
Operating expenses
Marketing and selling expenses	52,837	34,355
Administrative expenses	33,930	13,529
Research and development expenses	2,346	1,010
Other expense (income), net	4,523	4,197

Total operating expenses	93,636	53,091

Earnings before interest and taxes	62,094	34,324
Interest expense	55,211	29,610
Interest income	87	4

Earnings before income taxes	6,970	4,718
Provision for income taxes	3,040	6,818

Net earnings (loss)	$3,930	$(2,100)

PINNACLE FOODS FINANCE LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

(thousands of dollars)

	March 28, 2010	December 27, 2009
Current assets:
Cash and cash equivalents	$126,482	$73,874
Accounts receivable, net	193,927	158,004
Inventories, net	319,034	389,967
Other current assets	28,208	26,960
Deferred tax assets	41,186	25,670

Total current assets	708,837	674,475
Plant assets, net	411,994	412,208
Tradenames	1,658,812	1,658,812
Other assets, net	225,910	233,823
Goodwill	1,559,180	1,559,180

Total assets	$4,564,733	$4,538,498

Current liabilities:
Short-term borrowings	$1,103	$1,232
Current portion of long-term obligations	2,054	38,228
Accounts payable	119,626	130,360
Accrued trade marketing expense	53,371	49,048
Accrued liabilities	174,362	130,035
Accrued income taxes	5,394	455

Total current liabilities	355,910	349,358
Long-term debt (includes $111,238 and $109,237 owed to related parties)	2,856,472	2,849,251
Pension and other postretirement benefits	83,551	82,437
Other long-term liabilities	40,373	39,383
Deferred tax liabilities	352,326	343,716

Total liabilities	3,688,632	3,664,145
Commitments and contingencies
Shareholder’s equity:
Pinnacle Common stock: par value $.01 per share, 100 shares authorized, issued 100 shares	—	—
Additional paid-in-capital	693,394	693,196
Notes receivable from officers	—	(565)
Retained earnings	229,243	225,313
Accumulated other comprehensive (loss) income	(46,536)	(43,591)

Total shareholder’s equity	876,101	874,353

Total liabilities and shareholder’s equity	$4,564,733	$4,538,498

PINNACLE FOODS FINANCE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(thousands of dollars)

	Three months ended
	March 28, 2010	March 29, 2009
Cash flows from operating activities
Net earnings (loss) from operations	$3,930	$(2,100)
Non-cash charges (credits) to net earnings (loss)
Depreciation and amortization	19,879	14,587
Amortization of debt acquisition costs	3,537	1,184
Amortization of deferred mark-to-market adjustment on terminated swaps	1,033	1,312
Amortization of discount on term loan	688	—
Change in value of financial instruments	(8)	697
Stock-based compensation charge	205	227
Postretirement healthcare benefits	24	(6)
Pension expense	811	740
Other long-term assets	18	(1,350)
Other long-term liabilities	1,778	1,360
Deferred income taxes	(3,967)	7,486
Changes in working capital
Accounts receivable	(35,817)	(22,747)
Inventories	71,100	24,011
Accrued trade marketing expense	4,261	(866)
Accounts payable	(5,758)	17,118
Accrued liabilities	41,489	6,790
Other current assets	(985)	(2,323)

Net cash provided by operating activities	102,218	46,120

Cash flows from investing activities
Capital expenditures	(14,534)	(12,858)

Net cash used in investing activities	(14,534)	(12,858)

Cash flows from financing activities
Change in bank overdrafts	(5,140)	—
Repayment of capital lease obligations	(322)	(61)
Repayment of notes receivable from officers	565	—
Reductions of equity contributions	(8)	—
Debt acquisition costs	(17)	—
Borrowings under revolving credit facility	—	12,584
Repayments of revolving credit facility	—	(38,584)
Proceeds from short-term borrowing	497	—
Repayments of short-term borrowing	(626)	(130)
Repayments of long term obligations	(30,143)	(3,125)

Net cash used in financing activities	(35,194)	(29,316)

Effect of exchange rate changes on cash	118	(24)
Net change in cash and cash equivalents	52,608	3,922
Cash and cash equivalents - beginning of period	73,874	4,261

Cash and cash equivalents - end of period	$126,482	$8,183

Supplemental disclosures of cash flow information:
Interest paid	$25,413	$23,316
Interest received	87	4
Income taxes paid	8	201
Non-cash investing activity:
Capital lease additions	(822)	—